EXHIBIT 99.1

Trilogy Metals Provides an Update on the Ambler Access Project

Final Supplemental Environmental Impact Statement Filed

VANCOUVER, BC, April 22, 2024 /CNW/ - Trilogy Metals Inc. (TSX: TMQ) (NYSE American: TMQ) ("Trilogy" or the "Company") provides an update on the Ambler Access Project ("AAP") – the proposed 211-mile, industrial-use-only road from the Upper Kobuk Mineral Projects ("UKMP") to the Dalton Highway that would enable the advancement of  exploration and development at the Ambler Mining District, home to some of the world's richest known copper-dominant polymetallic deposits. The United States Bureau of Land Management ("BLM") has filed the final Supplemental Environmental Impact Statement ("SEIS") for the AAP on its website https://eplanning.blm.gov/eplanning-ui/project/57323/570. The Final SEIS identifies "No Action" as the BLM's preferred alternative. The proponent for the AAP is the Alaska Industrial Development and Export Authority ("AIDEA") which is a public corporation of the State of Alaska. AIDEA's purpose is to promote, develop, and advance the general prosperity and economic welfare of the people of Alaska.

AIDEA stated in its April 19, 2024 press release, "The Alaska Industrial Development and Export Authority (AIDEA) strongly objects to both the process used by the Bureau of Land Management (BLM) to reach a "No Build" decision and the effect of the decision which illegally blocks access to statehood lands, minerals, and federally patented mining claims. Federal agencies are not supposed to include biased non-government employees in an objective open and transparent decision process. Yet, the BLM held closed-door meetings with former leaders of environmental groups and opponents of the project while locking out AIDEA, a State of Alaska corporation, and imposing a gag order on the State of Alaska Department of Natural Resources who participated in the BLM meetings." AIDEA's press releases can be found on its website at https://www.aidea.org/About/News-Publications/Press-Releases.

The Company will work with our partners to review the final SEIS and consider options and next steps. BLM will issue a Record of Decision no sooner than 30 days after publication of the Final SEIS in the federal register.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company holding a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the Upper Kobuk Mineral Projects in northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy's vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements relating to the permitting and construction of the AAP, the timing and benefits of the AAP, the anticipated timing of the Record of Decision, the Company's plans going forward regarding the AAP, and the merits of the UKMP are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving whether the Alaska Industrial Development and Export Authority will build the AAP; the results of the additional supplemental work on the SEIS resulting from the voluntary remand; the impact of the COVID-19 pandemic; success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks,  prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2023 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/April2024/22/c4794.html

%CIK: 0001543418

For further information: Company Contacts: Tony Giardini, President & Chief Executive Officer, Phone: 604-638-8088; Elaine Sanders, Vice President & Chief Financial Officer

CO: Trilogy Metals Inc.

CNW 06:30e 22-APR-24